Exhibit 99.1

NeuLion, Inc. Enters Into Agreement to be Acquired by Endeavor

PLAINVIEW, NY and BEVERLY HILLS, CA, Mar. 26, 2018 - NeuLion, Inc. (TSX:NLN), a leading technology product and service provider specializing in the digital video broadcasting, distribution and monetization of live and on-demand content to Internet-enabled devices, and sports and entertainment leader Endeavor, today announced that they have entered into a definitive agreement by which Endeavor will acquire NeuLion in an all-cash deal valued at approximately USD $250 million.

Under the terms of the agreement, Endeavor will acquire each share of outstanding common stock of NeuLion for USD $0.84. Upon completion of the transaction, NeuLion will become a privately held subsidiary of Endeavor.

“We’re excited by the value delivered to our stockholders through this transaction, and we’re looking forward to the dynamic opportunities that being part of the Endeavor family will provide for both our current and new clients,” remarked Roy Reichbach, President & CEO, NeuLion.

“Through our content portfolio, client base, and broader network of rights holders we’ve encountered many different platforms for distributing and monetizing content,” said Ariel Emanuel, CEO, Endeavor. “NeuLion provides an ideal combination of technology and client services, and we’re excited for the value this brings to our existing partners and the foundation it provides for our future digital growth.”

The transaction, unanimously approved by NeuLion’s Board of Directors and by the written consent of holders of a majority of NeuLion’s outstanding common stock, is subject to regulatory approvals and other closing conditions, and is expected to close in the second quarter of 2018. The company expects to release its Q4 2017 earnings on March 30, 2018.

Paul Weiss, Rifkind, Wharton & Garrison LLP serves as Endeavor’s legal counsel, while The Raine Group acted as exclusive financial advisor to Endeavor. NeuLion’s legal advisor is Loeb & Loeb LLP, and its financial advisor is Needham & Company.

About NeuLion

NeuLion, Inc. (TSX:NLN) offers solutions that power the highest quality digital experiences for live and on-demand content in up to 4K/HDR on any device. Through its end-to-end technology platform, NeuLion enables digital video management, distribution and monetization for content owners worldwide including the NFL, NBA, UFC, EFL, Euroleague, World Surf League, Univision, Sky Sports, Eleven Sports Network and others. NeuLion powers the entire video ecosystem for content owners and rights holders, consumer electronic companies, and third party video integrators through its MainConcept business. NeuLion’s robust consumer electronics licensing business enables consumer electronics manufacturers to provide a secure, high-quality video experience with premium screen resolution, up to Ultra HD/4K, across virtually all content formats, for a wide range of connected devices. NeuLion is headquartered in Plainview, NY.

About Endeavor

Endeavor (formerly WME | IMG) is a global leader in sports, entertainment and fashion operating in more than 30 countries. Named one of Fortune’s 25 Most Important Private Companies, Endeavor is comprised of a number of industry-leading companies including WME, IMG and UFC. The Endeavor network specializes in talent representation and management; brand marketing, sponsorship and licensing; media sales and distribution; event operation and management; and sports training and league development.

Forward-Looking Statements

Certain statements herein are forward-looking statements and represent NeuLion’s current intentions in respect of future activities.  Forward-looking statements can be identified by the use of the words “will,” “expect,” “seek,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” and “intend,” statements that an event or result “may,” “will,” “can,” “should,” “could,” or “might” occur or be achieved, and other similar expressions.  These statements, in addressing future events and conditions, involve inherent risks and uncertainties.  Although the forward-looking statements contained in this release are based upon what management believes to be reasonable assumptions, NeuLion cannot assure readers that actual results will be consistent with these forward-looking statements.  These forward-looking statements are made as of the date of this release and NeuLion assumes no obligation to update or revise them to reflect new events or circumstances, except as required by law.  Many factors could cause NeuLion’s actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including:  our ability to derive anticipated benefits from the acquisition of Saffron Digital Limited; our ability to realize some or all of the anticipated benefits of our partnerships; our ability to increase revenue; general economic and market segment conditions; our customers’ subscriber levels and financial health; our ability to pursue and consummate acquisitions in a timely manner; our continued relationships with our customers; our ability to negotiate favorable terms for contract renewals; competitor activity; product capability and acceptance rates; technology changes; regulatory changes; foreign exchange risk; interest rate risk; and credit risk.  These factors should be considered carefully and readers should not place undue reliance on the forward-looking statements.  A more detailed assessment of the risks that could cause actual results to materially differ from current expectations is contained in the “Risk Factors” section of NeuLion’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is available on www.sec.gov and filed on www.sedar.com.

Press Contact:

Roy Reichbach, NeuLion, 516-622-8376 / roy.reichbach@neulion.com

Kim Ulrich, Endeavor, 310-859-4268 / kulrich@endeavorco.com